FOR IMMEDIATE RELEASE

PRESS RELEASE

KVH Industries Contact:               Pat Spratt, Chief Financial Officer
                                      401-847-3327

Investor Relations Contact:           Financial Dynamics
                                      Jolinda Taylor, 617-747-3600
                                      Paul Johnson, 212-850-5600


KVH INDUSTRIES ANNOUNCES RESULTS FOR THE THIRD QUARTER

- Quarterly Revenues of $13.5 Million; Loss of $0.01 Per Share
- Satellite Communications Revenues Up 44%

MIDDLETOWN, RI - October 16, 2003 - KVH Industries Inc., (Nasdaq: KVHI), a leading provider of mobile satellite communications products and defense-related navigation and guidance systems, today reported its results for the third quarter ended September 30, 2003. Revenue for the period was $13.5 million, up 9% from $12.4 million for the third quarter ended September 30, 2002. Net loss for the period was ($0.16) million, or ($0.01) per share. By comparison, KVH recorded a net profit of $0.15 million, or $0.01 per diluted share, during the same period last year.


For the nine months ended September 30, 2003, revenue increased 18% to $41.0 million from $34.7 million for the nine months ended September 30, 2002. KVH also reported a net profit of $0.5 million or $0.04 per diluted share for the period, versus a net loss of ($1.8) million, or ($0.16) per share in the prior year.


"During the third quarter, sales in our existing satellite markets were strong while our overall growth was moderate," explained Martin Kits van Heyningen, KVH's president and chief executive officer. "A delayed military order from an existing customer led to a greater-than-anticipated decline in military sales and a drop in margins and earnings. Even so, KVH strengthened its competitive and strategic position in each of its markets through new product introductions."


Overall, the company's satellite products generated year-over-year revenue growth of 44% for the third quarter, with revenue of $9.1 million. Sales of defense-related solutions declined 40% compared to the same period last year on revenue of $2.6 million. Year over year, third quarter sales of fiber optic products were up 1% on revenue of $1.2 million while sales of KVH's legacy products, which include OEM sensors and marine navigation systems, declined approximately 7% for the quarter on revenue of $0.6 million.


"The third quarter of this year marked a major strategic achievement for KVH as we began shipping our TracVision A5 satellite TV antenna," Mr. Kits van Heyningen said. "KVH is the first company in the world to develop, produce, and ship a low-profile in-motion phased array antenna that brings live satellite TV to consumers in SUVs and mini-vans nationwide. As the first to market, we have an excellent opportunity to secure a strong and lasting competitive position in the automotive multimedia market."


Commenting on the company's defense-related business, Mr. Kits van Heyningen remarked, "Achieving the `M100 Ground Mobility Enhanced Navigation System' standard Army designation for our TACNAV Light system is invaluable to our efforts to equip U.S. and allied forces with the precision vehicle navigation necessary on the modern field of battle. At the same time, the acceptance of our new TG-6000 IMU for production in the U.S. Navy Mark 54 torpedo illustrates how we have successfully applied our fiber optic technology for use in high-performance, integrated systems like smart munitions. These two systems are already enabling us to pursue a variety of new business opportunities."


With regard to the company's financial results, Pat Spratt, chief financial officer, said, "The third quarter was a period of significant transition for the company. We continued to see operating improvements in our core businesses and in overall asset utilization. The low level of defense revenue and the introduction of the TracVision A5, however, presented some financial challenges. Gross margin for the quarter declined to 43%, down from 45% last year. The delayed military order and the high startup and early volume production costs for the TracVision A5 contributed to this greater-than-anticipated decline. Operating expenses, measured as a percentage of quarterly revenue, rose to 45% compared to 43% in the third quarter of 2002. This reflects the effect of variable sales and marketing expenses associated with the very strong satellite communications sales growth and the initial steps to launch the TracVision A5. Inventory was $2.2 million higher than at the end of the second quarter of 2003 primarily to support the startup of TracVision A5 production. As a result, inventory turns were approximately six per year. Cash declined $0.8 million during the quarter."


The company recorded a one-time net tax adjustment of approximately $235,000 to reflect a benefit for the recovery of prior taxes paid that resulted from the favorable outcome of an IRS audit of the company's income tax returns for the periods 1996-1998.


Mr. Spratt cautioned, "Our expectations for the fourth quarter are based upon the presumption that we will book and ship a variety of military business, a substantial percentage of which is not yet in-hand. However, as we just experienced in the third quarter, the timing of new orders is always subject to procurement issues and shifts in near-term military priorities."


Mr. Kits van Heyningen concluded, "Looking ahead to the fourth quarter, I believe that we will see strong year-over-year revenue growth in the range of 30% to 50% for the quarter, driven largely by sales of the TracVision A5 and our other satellite products. We expect fourth quarter earnings to show only a small profit, as a result of both the continuing lower percentage of military sales and the low initial TracVision A5 margins. Those margins should improve over the next several quarters as a result of a detailed program already underway that is designed to bring the cost of the TracVision A5 in line with our existing land mobile satellite products."

RECENT HIGHLIGHTS:

     o On September 4, 2003, U.S. Army Special Operations Command certified the KVH TACNAV Light tactical navigation system as a standard Army system and assigned it the designation "M100 Ground Mobility Enhanced Navigation System". This paves the way for the M100 to be fielded by any U.S. Army vehicle program.

     o On September 24, 2003, KVH began retail shipments of its TracVision A5 low-profile, in-motion satellite TV system for SUVs and mini-vans. A network of more than 740 retailer locations nationwide will provide sales, installation, and support for the TracVision A5.

     o On October 7, 2003, KVH announced that it had received the first production order for its new fiber optic-based inertial measurement unit (IMU). The order was placed by Raytheon Integrated Defense Systems, which expects to use a variant of KVH's recently introduced TG-6000 IMU as part of the guidance system in the U.S. Navy's next-generation Mark 54 lightweight torpedoes.

KVH is webcasting its third quarter conference call live at 10:30 a.m. Eastern Time today through the company's web site. The conference call can be accessed at http://www.kvh.com/InvRelations. The audio archive also will be available on the company web site within three hours of the completion of the call.


KVH Industries, Inc., designs and manufactures products that enable mobile communication, navigation, and precision pointing through the use of its proprietary mobile satellite antenna and fiber optic technologies. The company is developing next-generation systems with greater precision, durability, and versatility for communications, navigation, and industrial applications. An ISO 9001-registered company, KVH has headquarters in Middletown, Rhode Island, with a fiber optic manufacturing facility in Tinley Park, Illinois, and a European sales, marketing, and support office in Hoersholm, Denmark.


                       KVH INDUSTRIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 2003 AND DECEMBER 31, 2002

                                   (Unaudited)


                                                                       September 30, 2003           December 31, 2002
                                                                   ---------------------------    ----------------------
Assets:
    Current assets:
        Cash and cash equivalents                                      $       7,572,996                  7,239,255
        Accounts receivable, net                                               9,523,479                  9,716,292
        Costs and estimated earnings
            in excess of billings on uncompleted contracts                       438,971                    377,058
        Inventories                                                            6,401,177                  3,947,207
        Prepaid expenses and other deposits                                      585,726                    587,647
        Deferred income taxes                                                    552,871                    616,877
                                                                         ----------------           ----------------
            Total current assets                                              25,075,220                 22,484,336
                                                                         ----------------           ----------------

     Property and equipment, net                                               8,739,411                  7,384,888
     Other assets, less accumulated amortization                                 346,707                    441,225
     Deferred income taxes                                                     2,238,430                  2,238,430
                                                                         ----------------           ----------------
                Total assets                                           $      36,399,768                 32,548,879
                                                                         ================           ================

Liabilities and stockholders' equity:
    Current liabilities:
        Current portion long-term debt                                 $          96,574                     93,262
        Accounts payable                                                       4,486,200                  2,321,104
        Accrued expenses                                                       2,288,895                  2,007,470
        Customer deposits                                                         31,230                     91,665
                                                                         ----------------           ----------------
            Total current liabilities                                          6,902,899                  4,513,501
                                                                         ----------------           ----------------

    Long-term debt                                                             2,531,238                  2,603,885
                                                                         ----------------           ----------------
                                                                         ----------------
                Total liabilities                                              9,434,137                  7,117,386
                                                                         ----------------           ----------------
                                                                         ----------------


    Stockholders' equity:
        Common stock                                                             115,297                    111,498
        Additional paid-in capital                                            36,208,567                 35,134,093
        Accumulated deficit                                                   (9,358,233 )               (9,818,025 )
        Accumulated other comprehensive income                                         -                      3,927
                                                                         ----------------           ----------------
            Total stockholders' equity                                        26,965,631                 25,431,493
                                                                         ----------------           ----------------
                Total liabilities and stockholders' equity             $      36,399,768                 32,548,879
                                                                         ================           ================


                                    - more -

                       KVH INDUSTRIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)


                                                Three Months Ended                       Nine Months Ended
                                                   September 30                            September 30
                                              2003               2002                 2003               2002
                                        -----------------  -----------------    -----------------  -------------------

Net sales                              $      13,514,792         12,435,313           41,017,886         34,718,070
   Cost of sales                               7,712,109          6,837,186           22,680,578         19,515,902
                                        -----------------  -----------------    -----------------  -------------------
   Gross profit                                5,802,683          5,598,127           18,337,308         15,202,168

Operating expenses:
   Research & development                      2,140,144          2,230,457            6,565,708          6,996,668
   Sales & marketing                           2,917,349          2,316,560            8,150,129          7,410,575
   Administration                              1,082,699            850,191            3,162,317          2,383,123
                                        -----------------  -----------------    -----------------  -------------------

Profit (loss) from operations                   (337,509)           200,919              459,154         (1,588,198)
Other expense:
   Other expense                                 (21,892)           (16,398)             (68,361)           (47,054)
   Interest expense, net                         (37,053)           (34,578)            (115,288)           (87,212)
                                        -----------------  -----------------    -----------------  -----------------
                                        -----------------  -----------------    -----------------  -----------------
Profit (loss) before income taxes               (396,454)           149,943              275,505         (1,722,464)

Income tax expense (benefit)                    (235,293)                 -             (184,287)            86,100
                                        -----------------  -----------------    -----------------  -------------------
Net profit (loss)                      $        (161,161)           149,943              459,792         (1,808,564)
                                        =================  =================    =================  ===================

Per share information:
   Profit (loss) per share
                                        =================  =================    =================  ===================
     Basic                             $           (0.01)              0.01                 0.04              (0.16)
                                        =================  =================    =================  ===================
                                        -----------------  -----------------    -----------------  -------------------
     Diluted                           $           (0.01)              0.01                 0.04              (0.16)
                                        =================  =================    =================  ===================

Number of shares used in per share
calculation
   Basic                                      11,487,900         11,056,374           11,352,489         11,017,596
                                        =================  =================    =================  ===================
   Diluted                                    11,487,900         11,356,194           11,845,942         11,017,596
                                        =================  =================    =================  ===================




This press release contains certain forward-looking statements that involve risks and uncertainties. For example, the statements regarding the company's financial and product development goals for 2003 are forward-looking statements. The actual results realized by the company could differ materially from the statements made herein. Factors that might cause such differences include, but are not limited to: failure to develop and market new products successfully; lack of reliable vendors, service providers, and outside products; uneven military sales cycles; unforeseen changes in competing technologies and products; worldwide economic variances; delays in product cost reduction efforts, and poor or delayed research and development results. Additional factors are discussed in the company's 2002 Form 10-K filed with the Securities and Exchange Commission on March 26, 2003. Copies are available through the company's Investor Relations department and web site, www.kvh.com. KVH assumes no obligation to update its forward-looking statements to reflect new information and developments.

                                                                # # # #